Exhibit 1.1

2,875,000 Shares of Common Stock

TiVo Inc.

Common Stock

UNDERWRITING AGREEMENT

June 26, 2003

Deutsche Bank Securities Inc.

31 West 52nd Street

New York, NY 10019

Dear Sirs:

TiVo Inc., a Delaware corporation (“Company”), proposes to issue and sell 2,875,000 shares (“Offered Securities”) of its common stock, par value $.001 per share (“Common Stock”). The Company hereby agrees with Deutsche Bank Securities Inc. (the “Underwriter”) as follows:

1.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)    A registration statement on Form S-3 (No. 333-53152) (“initial registration statement”) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and has been declared effective under the Securities Act of 1933 (“Act”) and is not proposed to be amended. An additional registration statement (“additional registration statement”) relating to the Offered Securities is proposed to be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. Each post-effective amendment to the initial registration statement has been declared effective by the Commission. For purposes of this Agreement, “Effective Time” with respect to the initial registration statement means the date and time the most recent post-effective amendment thereto filed prior to the execution and delivery of this Agreement was declared effective by the Commission; and with respect to the additional registration statement, “Effective Time” means, the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, and all information contained in the additional registration statement and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein (including the documents incorporated by reference in the Initial Registration Statement) and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. After the execution of this Agreement and within the time required by Rule 424(b) under the Act (“Rule 424(b)”), the Company will file with the Commission pursuant to Rule 424(b) a prospectus supplement relating to the Offered Securities (“Prospectus Supplement”), together with the related prospectus dated February 25, 2002 (“Base Prospectus”), and the Company has previously advised you of all information that will be set forth therein. The Prospectus Supplement and the Base Prospectus, each in the form first furnished to the Underwriter for use in connection with the offering of the Offered Securities, including all material incorporated by reference therein, are hereinafter referred to, collectively, as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. References herein to amendments or supplements to any Registration Statement or the Prospectus shall mean and include any document filed with the Commission on or after the date of this Agreement that are incorporated or deemed to be incorporated by reference in such Registration Statement or the Prospectus.

(b)    On the Effective Date of the Initial Registration Statement, and as of the date the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement, each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of the Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof.

(c)    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the

Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(d)    No subsidiary of the Company would be deemed a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

(e)    The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; none of the outstanding shares of Common Stock or other capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights of any stockholders of the Company or of any other person, and the issuance and sale of the Offered Securities as contemplated by this Agreement are not subject to any preemptive rights, rights of first refusal, or other similar rights of any stockholder of the Company or of any other person.

(f)    There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(g)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to any Registration Statement, except pursuant to the Warrant and Registration Rights Agreement, dated as of October 6, 2000, by and between the Company and DIRECTV, Inc. which registration rights will be waived prior to the Closing Date.

(h)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(i)    The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, except for such breaches and violations (other than breaches of the Company’s charter or by-laws) as would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and to execute, deliver and perform its obligations under this Agreement.

(j)    This Agreement has been duly authorized, executed and delivered by the Company.

(k)    Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(l)    The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(m)    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(n)    The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and except as disclosed in the Prospectus have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o)    Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(p)    The financial statements incorporated by reference in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(q)    Since the date of the latest unaudited interim financial statements incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r)    The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(s)    The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(t)    The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective, except for any provisions with which the Company is not currently required to comply.

(u)    The rights associated with the Offered Securities under the Company’s shareholder rights plan have been duly authorized, and one such right will be represented by and trade with each of the Offered Securities issued and sold to the Underwriter.

2.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $9.26 per share, the Offered Securities.

The Company will deliver the Offered Securities to the Underwriter against payment of the purchase price in Federal or other immediately available funds by official bank check or checks or wire transfer to an account of the Company at a bank acceptable to the Underwriter at the office of Latham & Watkins LLP, San Francisco, California, at 7:00 A.M., Pacific Daylight time, on July 1, 2003, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”. The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for checking and packaging at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

3.  Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.  Certain Agreements of the Company.  The Company agrees with the Underwriter that:

(a)    Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement containing the public offering price and other selling terms of the Offered Securities, the plan of distribution thereof and such other information as may be required by the Act or the Rules and Regulations and will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time period required by Rule 424(b).

The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b). The Company will file the additional registration statement with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 7:00 P.M., Pacific Daylight time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to the Underwriter.

(b)    The Company will advise the Underwriter promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution or threat by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)    If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or existing at the time the Prospectus is to be so delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and, subject to Section 4(b) above, file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(d)    As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Additional Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(e)    The Company will furnish to the Underwriter copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York time, on the second business day following the date of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f)    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(g)    The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of its counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, if applicable, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter.

(h)    During the period commencing on and including the date of this Agreement through and including the day that is 45 days after the date of this Agreement, the Company will not, without the prior written consent of the Underwriter, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any of Common Stock or other capital stock of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other capital stock of the Company or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Offered Securities sold to the Underwriter hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company existing on the date of this Agreement.

(i)    The Company, during the period in which the Prospectus is required to be delivered under the Act or the Exchange Act will file all documents required to be filed with the Commission pursuant to the Exchange Act as and when required by such act and the rules and regulations of the Commission thereunder.

5.  Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    The Underwriter shall have received, on the Closing Date, a letter dated the Closing Date in form and substance satisfactory to the Underwriter, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the related published Rules and Regulations and stating that in their opinion the financial statements and schedules, if any, examined by them and included or incorporated by reference in the Registration Statement as of and for the fiscal years ended January 31, 2002 and 2003 comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; to the effect that they have performed a SAS 71 review with respect to the Company’s financial statements as of and for the quarter ended April 30, 2002 and a SAS 100 review with respect to the Company’s financial statements as of and for the quarter ended April 30, 2003; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statements and Prospectus as of dates and for periods beginning after January 31, 2002.

(b)    The Initial Registration Statement and each post-effective amendment thereto shall have become effective under the Act prior to the date of this Agreement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 7:00 P.M., Pacific Daylight time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to the Underwriter. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of any Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(c)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any change or any development involving a prospective change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally by the Commission or on the New York Stock Exchange or the Nasdaq National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company by the Commission or on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York or California authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)    The Underwriter shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, special counsel for the Company, substantially in the form set forth as Exhibit A hereto.

(e)    The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to the Underwriter; and, subsequent to the respective date of the Company’s most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

(f)    At the Closing Date, the Offered Securities shall have been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance, if applicable.

(g)    The Company shall have received a waiver from Hughes Electronics Corporation of its piggy-back registration rights under Section 4.2 of the Warrant and Registration Rights Agreement, dated as of October 6, 2000, by and between the Company and DIRECTV, Inc. with respect to the filing of the Additional Registration Statement, in form and substance reasonably satisfactory to the Underwriter.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of the Closing Date or otherwise.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 6(f) and Section 7.

6.  Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such partner, director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter (whether on behalf of itself or any such partner, director, officer or controlling person) in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below; provided further, that with respect to any preliminary prospectus, the Company shall not be liable in any such case if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter at or prior to the written confirmation of the sale of the Offered Securities and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities (or actions in respect thereof).

(b)    The Underwriter will indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement and each person, if any who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus: the first sentence of the third paragraph and the eighth and ninth paragraphs under the caption “Underwriting.”

(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action in respect of which indemnity could be sought under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses)

received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as reflected on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have.

The indemnity and contribution provisions contained in this Section 6, the representations, warranties and other statements of the Company contained in this Agreement and in any certificates delivered by its officers pursuant hereto, and the provisions of Section 7 hereof, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company or (iii) acceptance of and payment for any of the Offered Securities.

7.  Survival of Certain Obligations.  If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to the occurrence of any event specified in clause (ii), (iii), (iv), (v) or (vi) of Section 5(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

8.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter at Deutsche Bank Securities Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: John Farry, Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2160 Gold Street, Alviso, CA 95002, Attention: Chief Financial Officer, with a copy to Latham & Watkins LLP, 505 Montgomery Street, Suite 1900, San Francisco, CA 94111, Attention: Laura Gabriel, Esq.

9.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the partners, officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

10.  Representations of Underwriter.  The Underwriter will act for itself in connection with this financing, and any action under this Agreement taken by the Underwriter will be binding upon itself.

11.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12.  Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of laws.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

TIVO INC.

By:	/s/ David H. Courtney
Name: David H. Courtney Title: Executive Vice President, Worldwide Operations and Administration and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Sun Jen Yung
Name: Sun Jen Yung Title: Director